UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 16, 2012

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Saks Incorporated (the “Company”) established the performance measures for the Company’s 2012 annual bonus program and the 2012 long-term incentive program for the Company’s executive officers, including those persons who were the “named executive officers” in the Company’s most recent filing with the Securities and Exchange Commission (“SEC”) that required disclosure pursuant to Item 402(c) of Regulation S-K.

The Committee established the following performance measures for the 2012 annual bonus program: (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”) at specified levels (75% weight) and (ii) the accomplishment of key corporate objectives (25% weight). For fiscal year 2012, the payout of each of the named executive’s target bonus will be determined according to the Company’s level of achievement for the Company’s 2012 fiscal year against each of the performance measures as follows:

Performance Measures

EBITDA	Threshold	Target	Maximum
	30%	100%	150%

Corporate Objectives	Meeting No Objectives	Meeting Some Objectives	Meeting Most Objectives	Meets Objectives
	0%	50%	75%	100%

Should the Company’s EBITDA exceed certain levels, the payout of the corporate objectives component of an executive’s target bonus may be increased. In addition, the Committee may reduce award amounts under the 2012 annual bonus program at its discretion.

The Company’s 2012 long-term incentive program consists of awards of performance shares, performance units to be settled in cash, and restricted stock granted under the Company’s 2009 Long-Term Incentive Plan. The Committee determined that the payout of performance shares and performance units would be subject to the following performance measures: EBITDA at specified levels (75% weight) and comparable store sales at specified levels (25% weight). The payout of the awards for achievement of each of the performance measures is capped at 125%. The payout of awards will be determined according to the Company’s level of achievement against each of the performance measures as follows:

Performance Measures

EBITDA	Threshold	Target	Maximum
	30%	100%	125%

Comparable Store Sales	Threshold	Target	Maximum
	50%	100%	125%

On February 16, 2012, the Committee also reviewed the target bonus for the Company’s executive officers, including those persons who were the “named executive officers” in the Company’s most recent filing with the SEC that required disclosure pursuant to Item 402(c) of Regulation S-K. The Committee approved a 5% increase to the target bonuses for the following named executive officers: Ronald L. Frasch, President, from 85% to 90% of base salary; Kevin G. Wills, Executive Vice President and Chief Financial Officer, from 75% to 80% of base salary; Jennifer de Winter, Executive Vice President, Stores, from 60% to 65% of base salary; and Christine A. Morena, Executive Vice President and Chief Human Resources Officer, from 50% to 55% of base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2012	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name:	Ann Robertson
	Title:	Associate General Counsel and Corporate Secretary